UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2005

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced efforts to address unfavorable industry conditions, Lear Corporation (“Lear” or the “Company”) is implementing consolidation and census actions affecting five facilities in North America and Europe, as well as certain administrative functions. These actions are the initial phase of a more comprehensive restructuring strategy (the “Restructuring”) intended to (i) better align Lear’s manufacturing capacity with the changing needs of its customers, (ii) eliminate excess capacity and lower the operating costs of the Company and (iii) streamline Lear’s organizational structure and reposition its business for improved long-term profitability. The Restructuring will primarily consist of facility consolidations and closures, including the movement of certain manufacturing operations to lower-cost countries, and census reductions.

In connection with the Restructuring, Lear expects to incur pre-tax costs of up to $250 million. Such costs will include asset impairment charges and employee severance, as well as other incremental costs resulting from the Company’s restructuring activities (referred to as “Related Costs”). Related Costs will principally include equipment and personnel relocation costs and incremental manufacturing costs incurred during the Restructuring implementation period. The severance and Related Costs generally represent cash charges, while the asset impairment charges are non-cash. Lear estimates that approximately 80% of the restructuring costs will result in future cash expenditures, although the overall restructuring plan has not been finalized.

The Company estimates that pre-tax costs of approximately $30 million will be incurred in the second quarter of 2005 in connection with the Restructuring, although the actual second quarter impact will depend on the timing of certain actions. The Company currently estimates that a substantial portion of the remaining costs will be incurred in the second half of 2005. In addition, the Company anticipates recording an additional non-cash charge of approximately $17 million in the second quarter of 2005 relating to the impairment of an equity investment in a non-core business that the Company has decided to divest.

Lear will provide revised financial guidance for the remainder of 2005 reflecting the Restructuring, as well as other developments, including further customer production cuts affecting several of Lear’s high-content platforms and the status of on-going commercial negotiations with several of its customers, when Lear releases its second quarter financial results on July 29, 2005. At that time, Lear will also discuss in more detail the Restructuring.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers, raw material cost and availability, the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, the finalization of the restructuring plan referred to above and other risks described from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not assume any obligation to update them.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: June 27, 2005	By:	/s/ David C. Wajsgras
		Name:	David C. Wajsgras
		Title:	Senior Vice President and Chief Financial Officer

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